UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2014

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 : NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On February 6, 2014, the Audit Committee of the Board of Directors of Southside Bancshares, Inc. (the “Company”) determined, based on the recommendation of management, that the previously issued unaudited financial statements for each of the first three quarters of 2013 should no longer be relied upon. As a result, the Company will restate its unaudited interim financial statements for the quarterly and year-to-date periods ended March 31, 2013, June 30, 2013, and September 30, 2013 to correct an error related to interest income recognition found subsequent to the filing of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2013. The error related to the Company's inappropriate recognition of income on its municipal bonds purchased at a premium based on amortizing the premium to the earliest call date instead of amortizing the premium to maturity. The aggregate impact on net income for the nine months ended September 30, 2013 resulting from the changes in interest income recognition is approximately $2.8 million, which will be recorded for the three quarters as detailed below. Additionally, the Company will record the immaterial cumulative effect of the error relating to prior years (which will increase net income by approximately $1.1 million for the year ended December 31, 2013) in the fourth quarter of 2013.

The restatement of the 2013 quarterly results will have the following effects on net income (all of which are related to interest income recognition) (unaudited):

•	Net income for the quarter ended March 31, 2013 will increase by approximately $517,000 to $9.0 million;

•
Net income for the quarter ended June 30, 2013 will increase by approximately $996,000 to $11.1 million and net income for the six months ended June 30, 2013 will increase by approximately $1.5 million to $20.1 million; and

•
Net income for the quarter ended September 30, 2013 will increase by approximately $1.28 million to $8.9 million and net income for the nine months ended September 30, 2013 will increase by approximately $2.8 million to $29.0 million.

Prior to the filing of its Annual Report on Form 10-K for the year ended December 31, 2013, the Company will file amendments to its Quarterly Reports on Form 10-Q for each of the three quarters of 2013 to restate its financial statements.

In connection with the restatement, management determined a deficiency in internal control over financial reporting exists and such deficiency represents a material weakness, and the Company's disclosure controls and procedures were not effective at March 31, 2013, June 30, 2013, and September 30, 2013. Management has also determined that the material weakness was not remediated at December 31, 2013, and the Company's disclosure control and procedures as of December 31, 2013 were not effective.

Management and the Audit Committee of the Board of Directors have each discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP, the Company's independent registered public accounting firm.

This document contains, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding the future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting the Company's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: February 10, 2014	By:	/s/ Lee R. Gibson
Lee R. Gibson, CPA
Senior Executive Vice President and Chief Financial Officer